                                                                    Exhibit 10.1
                            PURCHASE AND SALE AGREEMENT
                           (Niobrara Shallow Gas Project)

     THIS PURCHASE AND SALE AGREEMENT  (the  "Agreement")  is made  January....,
2005,  by and among  ATEC  Energy  Ventures,  LLC  ("ATEC"),  a........  limited liability company whose address  is......and  Apollo Energy,  LLC ("Apollo"),  a
Colorado  limited  liability  company whose address is 1557 Ogden Street,  Suite
300, Denver, Colorado 80218 (collectively, "ATEC/Apollo"), as sellers, and Teton
Petroleum  Company  ("Teton"),  a  Delaware  corporation  whose  address is 1600
Broadway,  Suite 2400,  Denver,  Colorado 80202,  as buyer.  ATEC and Apollo are collectively  referred  to as  ATEC/Apollo,  while  ATEC,  Apollo  and Teton are sometimes  referred  to  individually  as  a  "Party"  or  collectively  as  the
"Parties."

     1.  Background.  On December 17,  2004,  ATEC/Apollo  and Teton  executed a binding  letter of intent,  concerning  Teton's  anticipated  purchase of all of
ATEC/Apollo's  leasehold  interests in the Shallow Niobrara Gas Project covering approximately  162,427  net  acres  (determined  in  respect  of each  lease  by multiplying  the aggregate  percentage  working  interest of ATEC/Apollo in that lease  by the  number  of net  mineral  acres  covered  by the  lease),  as more particularly  described  in Appendix 1 to this  Agreement  (the  "Leases").  The letter of intent was conditioned  upon securing the approval of Teton's board of directors and  contemplated the eventual  execution of a more detailed  purchase and sale agreement. Teton's board of directors has now approved the transaction, and the Parties set forth below the detailed terms of their purchase and sale.

     2. Purchase and Sale.

          2.1 Agreement.  ATEC/Apollo shall sell, assign, transfer and convey to
     Teton, and Teton shall purchase,  pay for and receive, all of ATEC/Apollo's leasehold interest in and to the Leases (subject to ATEC/Apollo's  reserved overriding  royalty, as described in Section 8.2, below) at Closing, on the terms  and  conditions  set  forth  herein.  The  rights,  obligations  and liabilities  of ATEC and Apollo under this Agreement are joint and several, and both  ATEC  and  Apollo  unconditionally  agree  to sell  their  entire leasehold  interest  in the Leases,  so that Teton will  acquire the entire collective leasehold interest of ATEC/Apollo in the Leases at Closing. ATEC has  authorized  Apollo to act as ATEC's  agent in  receiving  notices  and payments  under this  Agreement,  and ATEC hereby  releases  Teton from any obligation  to ensure that such  notices and payments  are  transmitted  by
     Apollo to ATEC.

          2.2 The Leases.  As used herein,  the term "Leases"  includes not only the leasehold  interests  shown in Appendix 1, but also the entire interest of ATEC/Apollo  in all wells and wellbores  located on lands covered by the
     Leases or pooled  therewith;  all easements,  equipment and other ancillary rights and  property  associated  with the Leases and wells;  and all land, technical and other data, files and records in the possession or control of
     ATEC/Apollo  relating to the Leases and to all lands in the AMI, as defined in Section 5 below,  including without limitation the Petra data set, Power
     Point  Presentation  and other  technical data, but only to the extent that such transfer is permitted by applicable licensing agreements.

          2.3 Purchase Price. The purchase price, subject to possible adjustment pursuant to  Sections  3.1,  3.4 and 4 below (as  adjusted,  the  "Purchase
     Price"),  for the Leases shall be $3,248,540  plus two  unregistered  stock purchase warrants, to be delivered as follows:

               (a)  $25,000  in cash,  which was paid to  Apollo  as an  initial binder upon execution of the letter of intent on December 17, 2004;

               (b) $322,354 in cash,  which is today being paid as earnest money by wire transfer to Apollo upon execution of this Agreement;

               (c) $2,251,481, which shall be paid by wire transfer to Apollo at
          Closing; and

               (d) 371,260  shares of  unregistered  Teton common  stock,  which shall be delivered in two  certificates at Closing,  one issued in the name of Apollo  for ....  shares  and one in the name of ATEC  for....
          shares; and

               (e)  two  unregistered  warrants  allowing  the  purchase  of  an aggregate  185,630  shares of  unregistered  Teton common stock at any time  during the  three-year  period  following  Closing at a purchase price of $1.75 per share which  shall be  delivered  at  Closing,  one issued in the name of Apollo allowing the purchase  of....  shares and one in the name of ATEC allowing the purchase of.... shares.

     2.4 Share Matters.

               (a) Disclosure.  ATEC/Apollo  shall advise anyone inquiring about the Leases that the Leases are under  contract  and are not  available for sale or discussion. ATEC/Apollo shall not, however, identify Teton as the buyer or disclose any other information concerning the purchase and sale until Teton has publicly disclosed such information and, even
          after  Teton's  public   disclosure,   ATEC/Apollo  will  disclose  no
          information  other than that contained in Teton's  public  disclosure.
          ATEC/Apollo  acknowledges  that  Teton  is  subject  to the  reporting requirements  of the  Securities  Exchange  Act of 1934,  that Teton's common stock is traded publicly, and that federal and state securities laws impose significant  restrictions concerning the use or disclosure of the non-public  information in general and in buying or selling, or discussing  with others the  possibility  of buying or selling,  Teton securities by persons who have access to information  concerning Teton that is not generally available to members of the general public.

               (b) Registration Rights.

                    (1) After one year from the date hereof, ATEC/Apollo,  shall have a  collective  right by  written  notice to Teton (a "Demand
               Notice") to require  Teton to file a  registration  statement  (a
               "Registration  Statement")  on  an  appropriate  form  under  the
               Securities  Act  registering  for  resale up to 50% of the shares issued in respect of the Purchase  Price and any shares issued to date  upon  the  exercise  of the  Warrants  which  are  held  by
               ATEC/Apollo (the "Registrable  Securities")  which are covered by such Demand Notice. Upon receipt of a Demand Notice,  Teton shall use its commercially reasonable efforts to file such Registration
               Statement  and  cause  it to be  declared  effective  as  soon as practicable.

                    (2) If at any time  after six months but prior to the end of the one year period from the date hereof,  Teton proposes to file a  Registration  Statement  with  respect to an offering of Teton
               Common Stock (except on Form S-4, Form S-8 or any successor  form thereto),  for its own  account  for cash,  then Teton shall give written  notice  of  such  proposed  filing  to  holders  of  the
               Registrable   Securities   at  least   fifteen  days  before  the
               anticipated filing date (the "Piggyback  Notice").  The Piggyback
               Notice shall offer ATEC/Apollo the opportunity to register all of the  Registrable  Securities  on the  Registration  Statement  (a
               "Piggyback Registration"). If ATEC/Apollo requests such Piggyback
               Registration, Teton shall, subject to the limitation set forth in
               Section  2.4(b)(3) below,  include in the Piggyback  Registration the requested number of Registrable Securities.

                    (3) If Teton is undertaking a Piggyback Registration,  Teton shall  use its  commercially  reasonable  efforts  to  cause  the managing  underwriters  of a proposed  underwritten  offering  of equity securities to include all requested Registrable Securities on the same terms and conditions as any similar equity securities of Teton included therein.  Notwithstanding the foregoing, if the managing  underwriters of such underwritten offering determine in good faith that the total number of securities  that  ATEC/Apollo and Teton  propose  to  include  in such  offering  is such as to materially  and  adversely  affect the success of such  offering, then the  securities to be offered for the account of ATEC/Apollo shall be reduced or  limited  to the amount  recommended  by such managing underwriters.

                    (4) If,  after  the  second  year from the date  hereof  any shares  issued  or  issuable  pursuant  to the  Warrants  held by
               ATEC/Apollo  remain  unregistered  after such group has exercised its rights pursuant to Section 2.4(b)(1) (the "Remaining  Warrant
               Shares"),  ATEC/Apollo  shall have the right by written notice (a
               "Warrant  Demand Notice") to require Teton to file a Registration
               Statement  on  an  appropriate  form  under  the  Securities  Act registering  for resale all of the  Remaining  Warrant  Shares (a
               "Warrant Share  Registration") held by ATEC/Apollo that have been issued  to date and that  have  not  been  previously  registered pursuant to either Section 2.4(b)(1) or 2.4(b)(2).

                    (5) Teton shall use its commercially  reasonable  efforts to cause the Registration  Statement to be declared effective by the
               Securities  and  Exchange  Commission  (the  "SEC") and any state securities  commission  as soon as  practicable  after its filing with the SEC, and to remain effective and current until such time
               as  all  of  the   Registrable   Securities   included   in  such
               Registration  Statement  are sold  pursuant  to the  Registration
               Statement (the "Effective Period") and to execute an underwriting agreement in customary form and reasonably  satisfactory to Teton and to reasonably assist such sale; provided,  however,  that (i)
               ATEC/Apollo  shall use its reasonable  efforts to provide written notice to Teton prior to any sale of Registrable Securities, (ii)
               Teton  shall  have  no  obligation  to  cause  the   Registration
               Statement to remain  effective for the benefit of  ATEC/Apollo if
               ATEC/Apollo is able to sell all remaining Registrable  Securities owned by it in compliance  with Rule 144 in a single  transaction to which the volume limitations of Rule 144(e) do not apply or if such volume  limitations  are applicable  without  exceeding such limitations. Teton shall promptly notify ATEC/Apollo, its counsel and the managing underwriters, if any, and confirm such notice in writing (an "Occurrence Notice"),  (i) of the issuance by the SEC of any stop order suspending the  effectiveness of a Registration
               Statement  or  of  any  order   preventing  or   suspending   the
               effectiveness  of  a  Registration  Statement  or  of  any  order preventing  or  suspending  the  use  of  any  prospectus  or the initiation  of any  proceeding  by any  person or entity for that purpose,  (ii) of the  happening  of any  event  that  makes  any
               statement  made  in  such   Registration   Statement  or  related
               prospectus  or  any  document   incorporated   or  deemed  to  be
               incorporated  therein by reference untrue in any material respect or that  requires the making of any changes in such  Registration
               Statement,  prospectus  or  documents so that it will not contain any  untrue  statement  of a  material  fact or omit to state any material fact required to be stated  therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the related  prospectus only), not misleading,  and (iii) of Teton's reasonable determination that a post-effective  amendment to a  Registration  Statement  would be appropriate.  Upon receipt of an Occurrence  Notice,  ATEC/Apollo
               shall  forthwith  discontinue   disposition  of  the  Registrable
               Securities  covered by the applicable  Registration  Statement or prospectus  until  the  earlier  to occur of (x) the  receipt  of
               ATEC/Apollo of a supplemented or amended  Registration  Statement or Prospectus as  contemplated  by the following  sentence or (y)
               the  receipt  by  ATEC/Apollo  of  written  notice  from Teton (a
               "Clearance Notice") that the use of the applicable  prospectus or
               Registration  Statement may be resumed. If Teton shall deliver an
               Occurrence Notice to ATEC/Apollo,  (i) the Registrable Securities
               subject to such Registration Statement or prospectus shall remain
               Registrable  Securities for purposes of this Agreement,  and (ii)
               Teton shall use its commercially  reasonable  efforts to promptly prepare and file a supplement or post-effective  amendment to the
               Registration  Statement,  prospectus or document  incorporated or deemed  incorporated  by reference or prepare and file such other documents  and take such  other  actions  as may be  required  to permit  ATEC/Apollo  to  consummate  the sale of the  Registrable
               Securities subject to such Registration Statement or prospectus.

                    (6) Notwithstanding  anything to the contrary herein,  Teton shall not be required to register any  Registrable  Securities or
               Remaining Warrant Shares more than once in a Demand  Registration or Warrant Share Registration,  as appropriate,  and shall not be required  to effect  more than one  Demand  Registration  and two
               Warrant Share Registrations for ATEC/Apollo;  provided,  however, that if (i) any offering or sale of any Registrable Securities or
               Remaining  Warrant Shares  pursuant to a Demand  Registration  or
               Warrant Share  Registration,  as appropriate,  is not consummated due to (A) any failure by Teton to perform its obligations  under this Agreement or (B) the withdrawal by ATEC/Apollo  having given the Demand Notice or Warrant Demand Notice at any time before the
               Registration  Statement has become  effective or (ii) in the case of an  underwritten  offering,  if a material  adverse  change in
               Teton's  financial  position or business  occurs that causes such offering not to close,  then the Demand Notice or Warrant  Demand
               Notice  with  respect to which such  Registration  Statement  was filed shall not be counted as a Demand  Notice or Warrant  Demand
               Notice for such purposes.

                    (7)  Teton  shall  pay  all  expenses  on  any  registration hereunder,  other than  underwriting  discounts and  commissions;
               transfer,  stamp,  and  similar  taxes;  and other than  expenses incurred by ATEC/Apollo  whose  Registrable  Securities are being sold for legal,  investment  banking,  or other similar  services obtained by ATEC/Apollo in connection with such  registration and sale.

                    (8) The registration rights set forth in this Section 2.4(b)
               with respect to the Registrable  Securities or Remaining  Warrant
               Shares are not assignable  without the express written consent of
               Teton, which consent shall not be unreasonably withheld.

     3. Title and Environmental Due Diligence Examination

          3.1  Title  and  Environmental  Defects.  For  the  purposes  of  this
     Agreement, a Lease will be deemed to have a "Defect" if ATEC/Apollo's title to the  Lease in  question  or the  environmental  condition  of the  lands covered thereby is defective to a degree that a reasonably prudent operator in the Rocky  Mountains  would not drill (or, in the case of  environmental condition,  acquire)  such Lease until  appropriate  curative work had been performed.  The  Purchase  Price has been  computed on the basis that Teton will be acquiring  Defect-free  Leases covering 162,427 net acres,  with no lease  having a net revenue  interest  less than 80%,  and the Parties have entered  into this  Agreement  based on a mutual  factual  belief  that the
     Defect-free Leases will, when considered together,  have a mean average net revenue  interest of  approximately  82.4%.  If the Leases do not cover the full 162,427 net acres at a minimum net revenue of 80%, the Purchase  Price shall be reduced by $20 per net acre below  162,427,  and will be increased by $20 per net acre  above  162,427  (without  adjustment  for net  revenue interest),  in both  cases  rounding  the net  acres to the  nearest  whole number.  Adjustments,  whether up or down,  will be applied 80% to the cash portion of the  Purchase  Price and 20% to the Teton  stock  portion of the
     Purchase Price,  with the aggregate number of warrants adjusted so that the number of shares  available for purchase under the warrants is always equal to 50% of the  number of shares  forming  the Teton  stock  portion  of the
     Purchase  Price.  Neither  fractional  shares  nor  warrants  allowing  the purchase of  fractional  shares  will be issued;  instead,  any  adjustment necessary to ensure the use of whole shares will be made in cash at the end of the 60-day period provided in Section 3.4, below.

          3.2 Access to Records and Leases.  Immediately after execution of this
     Agreement,  ATEC/Apollo will make all books,  records, data and information relating  to the  Leases  available  to Teton and its  representatives  for inspection and review at the offices of ATEC/Apollo in order to allow Teton to perform its due diligence  review.  In addition,  ATEC/Apollo  agrees to grant Teton access to the lands covered by the Leases so Teton may conduct, at its  sole  risk  and  expense,  on-site  inspections  and  environmental assessments of such lands.  Subject to the consent and cooperation of third parties,  ATEC/Apollo  will assist Teton in Teton's  efforts to obtain,  at
     Teton's  expense,  such additional  information from third parties as Teton may reasonably request for the purpose of its due diligence examinations.

          3.3 Notice of Title  Defects.  While  Teton will  endeavor  to provide
     ATEC/Apollo  with  information  concerning  Defects  as  such  Defects  are discovered,  Teton must  notify  Apollo in writing of all  Defects no later than March 31, 2005. Any such written notice shall include (i) the specific
     Lease  affected  by the  Defect,  (ii) a brief  description  of the  matter constituting the Defect, and (iii) the Defect Amount attributable thereto.

          3.4 ATEC/Apollo's Right to Cure Defects and Effect of Failure to Cure.
     The  Parties  may  unanimously  agree  before  Closing  that the acreage is greater  or less than the  anticipated  162,427  net acres or that  certain leases have  Defects  that  ATEC/Apollo  does not wish to cure and, in both such events, the Purchase Price will be adjusted before Closing as provided in this  Section 3 based upon the acreage that will be conveyed at Closing, and any leases suffering such Defects will be excluded from the assignments and bills of sale that are delivered at Closing.  As to all other  Defects,
     ATEC/Apollo  will  have  the  right,  but  not the  obligation,  to cure or remediate  the  remaining  Defects at its sole cost and expense  during the period ending 30 days after  Closing.  If ATEC/Apollo  fails  adequately to cure or remediate any such Defect within that period,  then each portion of an  undivided  interest in a Lease  affected by such  uncured and  unwaived
     Defect will be a "Defect  Property" and all such portions will collectively be "Defect Properties;"  provided,  however,  that any controversy or claim arising  out of the  claimed  existence  of a Defect,  the  Purchase  Price adjustment  required  therefor,  or the adequacy of curative or remediation
     work  shall  be  settled  by  arbitration   administered  by  the  American
     Arbitration   Association  under  its  Commercial  Arbitration  Rules,  and judgment  on the award  rendered  by the  arbitrator  may be entered in any court having jurisdiction thereof. No later than 60 days after Closing (or, if applicable,  after the final  determination  by the  arbitrator),  Teton will, as to each Defect  Property,  elect by written notice to ATEC/Apollo, as  Teton's  sole and  exclusive  remedy,  either to (a) waive the  Defects associated  with such  Defect  Property or (b) convey to  ATEC/Apollo  such
     Defect   Property   (together   with  all  rights,   titles  and  interests
     attributable  thereto),  and obtain a refund in cash from  ATEC/Apollo of a portion of the  Purchase  Price  equal to $20 per net acre so  conveyed  to
     ATEC/Apollo.  Failure  by Teton to make an  election  with  respect  to any
     Defect within the aforesaid time period will be deemed an election to waive that Defect. Nothing contained in this Section 3 will, however,  operate to limit or diminish the liability of ATEC/Apollo  under the special  warranty of title  contained  in the  assignment  of the Leases that is delivered at
     Closing.

          3.5 Catastrophic  Defect Losses.  If it is ultimately  determined that
     ATEC/Apollo owns Defect-free Leases covering less than 138,063 net acres at a minimum  net  revenue  interest  of 80%,  then Teton shall have the right unilaterally  to  terminate  this  Agreement,  in which event the  $322,354 earnest  money and any other  amounts paid by Teton to  ATEC/Apollo,  other than the initial  $25,000  binder amount,  will be immediately  refunded to
     Teton by  ATEC/Apollo  and the Parties  will be  released  from all further obligations under this Agreement.

     4. Pending Acreage.  ATEC/Apollo is currently seeking additional leases, as specifically  identified in Appendix 2, covering  approximately 18,000 net acres within the area shown in Appendix 3. No later than March 31,  2005,  ATEC/Apollo will  provide  Teton with copies of all such leases that have been  obtained and that have been recorded in the concerned real property  records (the "Additional
Leases"). Teton agrees to pay ATEC/Apollo $20.00 per net acre in cash and stock, together with additional  warrants,  computed and paid in the same manner as the
Purchase  Price  adjustments  described  at the end of Section  3.1.  Additional
Leases covering  acreage in excess of 18,000 net acres will be handled under the provisions of Section 5, below.

     5. Area of Mutual Interest.  The Parties hereby establish an Area of Mutual
Interest  (the "AMI")  consisting  of the lands shown in Appendix 3. The Parties hereby agree that, if ATEC/Apollo or Teton acquires  leases or rights to acquire leases within the AMI through December 31, 2007 (a period which may hereafter be extended by written agreement of the Parties),  ATEC/Apollo and their successors and  assigns  shall  offer such leases or rights to Teton,  its  successors  and assigns,  for a purchase  price  equal to 110% of the actual cash amount paid by
ATEC/Apollo to the lessor,  assignor of farmor.  For the avoidance of doubt, the
110% has been consciously  selected by the Parties with the  understanding  that the additional 10% will be deemed full  compensation and  reimbursement  for all costs,  fees and expenses  associated  with securing such leases or rights,  and that no  additional  charges  will be  imposed.  Teton shall have a period of 20 calendar  days from receipt of said offer from  ATEC/Apollo  to elect to acquire said interest offered. Failure of Teton to respond within the time allowed shall be an election not to acquire said interest and at such time  ATEC/Apollo  shall have no  further  obligation  under the terms of this  paragraph  to Teton  with regard  to  such  interest  offered.  If the  payment  due to a third  party  by
ATEC/Apollo is less than the standard thirty day draft, then ATEC/Apollo  agrees to notify  Teton as soon as  practical  of a potential  interest to purchase and
Teton shall make said election to acquire said interest in as timely a manner as practical. If Teton elects to acquire such interest or right, or if Teton itself obtains such a lease or right from a source other than ATEC/Apollo,  ATEC/Apollo will be allowed to reserve (or will be granted) an overriding  royalty  interest
(subject to proportionate  reduction) equal to 50% of the difference between the net revenue interest  delivered to ATEC/Apollo and an 80% net revenue  interest, although the retained  overriding  royalty interest shall never exceed 2.50%, as illustrated below:

          Total Burdens       Teton NRI         ATEC/Apollo ORRI

          0.1250              0.85000           0.02500
          0.1875              0.80625           0.00625
          0.2000              0.80000           0.00000

     Teton shall use its best efforts in future  acquisitions  within the AMI to obtain a net revenue  interest so that  ATEC/Apollo will be able to receive some overriding royalty interest under the above formula.

     6. Mineral Interests.  Until December 31, 2006,  ATEC/Apollo and Teton each may purchase for their own account any mineral,  royalty or  overriding  royalty interest  in the AMI,  but,  if either  Party does so, it will offer half of the interest so acquired to the other Party in exchange for that Party's  payment of half of the actual purchase price. If ATEC/Apollo  acquires an unleased  mineral interest  within the AMI, then  ATEC/Apollo and its successors and assigns agree to lease  its  share of such  mineral  interest  to Teton,  its  successors  and assigns,  utilizing a lease in a form substantially similar to the form attached hereto as Appendix 4; provided, that, such agreement contain a landowner royalty interest (before  proportionate  reduction) of greater than 18.75%, with paid-up consideration of $20.00 per net acre (again before proportionate  reduction) and a five-year primary term.

     7. Closing.

          7.1 Date and Time.  Closing shall occur in Teton's Denver office at 10
     a.m. on Friday,  April 15, 2005,  or at such other place and time as may be agreed by all Parties.

          7.2 Closing Obligations. At Closing, the following events shall occur, each being a  condition  precedent  to the others and each being  deemed to have occurred simultaneously with the others:

               (a) ATEC/Apollo  shall execute,  acknowledge and deliver to Teton
          (or a subsidiary of Teton if Teton so desires),  two  assignments  and bills of sale (one with the overriding royalty reservation provided by
          Section 8.2 and the other without)  substantially in the form attached as Appendix 5, conveying the Leases to Teton,  with a special warranty of title by, through and under ATEC/Apollo, but not otherwise;

               (b) ATEC/Apollo shall deliver to Teton copies or originals of all land,  technical and other data, files and records in their possession or their  control  relating to the Leases and to all lands in the AMI,
          including   without   limitation  the  Petra  data  set,  Power  Point
          Presentation  and other  technical  data,  but only to the extent that such transfer is permitted by applicable licensing agreements;

               (c) Teton  shall  deliver  $2,251,481,  as  adjusted  pursuant to
          Sections  3.1,  3.4 and 4  above,  by  wire  transfer  in  immediately available funds to the account designated by Apollo;

               (d) Teton shall  deliver two  certificates  evidencing a total of
          371,260  shares  of  unregistered  Teton  common  stock,  as  adjusted pursuant to Sections  3.1, 3.4 and 4 above,  one issued in the name of
          Apollo  for....%  of the  total  shares  and  one in the  name of ATEC for....% of the total shares;

               (e) two unregistered warrants allowing the purchase of a total of
          185,630  shares  of  unregistered  Teton  common  stock,  as  adjusted pursuant  to  Sections  3.1,  3.4 and 4 above,  at any time during the three-year  period following  Closing at a purchase price of $1.75 per share,  one issued in the name of Apollo allowing the purchase of....%
          of the total shares and one in the name of ATEC  allowing the purchase
          of....% of the total shares; and

               (f) the Parties  shall take such other  actions and deliver  such other  documents  as may be  necessary  or  convenient  to effect  the purchase and sale contemplated herein.

     8. ATEC/Apollo Overriding Royalties.

          8.1 Previously Granted Overriding Royalty.  ATEC/Apollo has previously
     granted  a  5%  overriding   royalty  interest  (subject  to  proportionate
     reduction) on all Leases in which ATEC/Apollo then had an 87.5% net revenue interest.  ATEC/Apollo will not grant or reserve any additional  overriding royalties or place any other  burdens on these Leases prior to Closing,  so that all such Leases will be  delivered  to Teton at Closing  with an 82.5%
     net revenue interest.

          8.2 Reserved  Overriding Royalty. In all Leases that were not included in the  overriding  royalty grant  referred to in Section 8.1,  ATEC/Apollo will, in the assignment  and bill of sale delivered at Closing,  reserve an overriding royalty interest (subject to proportionate  reduction based upon both the fee oil and gas  interest  covered by the lease and the  leasehold interest  being assigned to Teton by  ATEC/Apollo)  equal to the difference between 20% and  then-existing  burdens,  but never exceeding 5% of 8/8ths.
     Such reserved  overriding  royalty  interest will be free of all production costs through the wellhead,  but will bear its  proportionate  share of all costs incurred after the wellhead in a typical  arms'-length  industry sale and all taxes.

     9.  Post-Closing  Data  Delivery.   After  Closing,   Teton  shall  furnish
ATEC/Apollo,  at the  request of  ATEC/Apollo  and subject to  reimbursement  of actual  copying  costs,  one  legible  copy of any and all well or lease data as generated,  which shall include but not necessarily be limited to the following:
application  for permit to drill,  survey plats,  drilling  reports,  completion reports,  test reports, well logs, plugging and abandoning reports, and drilling and division order title opinions.  Teton further agrees to furnish ATEC/Apollo, again at the request of ATEC/Apollo  and again subject to the  reimbursement  of actual copying costs, a complete data set on all linear seismic and 3-D seismic.
All such data,  information and reports shall,  when  requested,  be mailed in a timely manner to ATEC/Apollo.  ATEC/Apollo  will keep all  information  strictly confidential  until made public by Teton.  ATEC/Apollo will not own a license to any data  transferred  and  will  have no  rights  to sell,  show to  others  or otherwise use data except for its own internal purposes.

     10.  Rentals and  Obligations.  From  January 1, 2005 until April 15, 2006,
ATEC/Apollo  shall  make all  rental  payments  necessary  to keep the Leases in effect,  although  Teton shall  promptly  reimburse  ATEC/Apollo  for all rental amounts so paid.  The lease  assignments  delivered  at closing will contain the following  reassignment  clause: "If Assignee desires to surrender or relinquish an interest in any lease herein  assigned,  in whole or in part,  Assignee shall mail an  appropriate  notice  to  Assignor  at least 60 days in  advance  of the proposed surrender or relinquishment date; provided,  however,  that if Assignee fails to do so, it will never have any  liability  to Assignor  greater than $20 per net  acre  covered  by such  leasehold  interest.  If  Assignor  desires  to reacquire such interest as to the lands to be surrendered, Assignor shall notify
Assignee  within 15 days after receipt of such notice,  and  thereupon  Assignee shall  reassign such  interest to Assignor;  if Assignor does not within 15 days after receipt of such notice from  Assignee  elect to reacquire  said  interest,
Assignee  shall  then have the right to  surrender  such  interest.  Failure  of
Assignor  to  respond  within  the  time  allowed  shall be an  election  to not reacquire  said  interest.  Any  reassignment  under the terms of this paragraph shall be free and clear of all burdens,  encumbrances  or outstanding  interests other than those existing on the date hereof."

     11. Miscellaneous.

          11.1  Notices.   Except  as  otherwise   expressly  provided  in  this
     Agreement,  all  communications  required or permitted under this Agreement will be in writing and any such communication or delivery will be deemed to have been duly given and received  when  actually  delivered to the address set forth below of the Party to be  notified  personally  (by a  recognized commercial  courier or  delivery  service  that  provides a receipt)  or by telecopier  (confirmed  in  writing  by a  personal  delivery  as set forth above), addressed as follows:

          If to ATEC//Apollo: Louis A, Oswald, III
                              Apollo Energy, LLC
                              1557 Ogden Street, Suite 300
                              Denver, Colorado 80218
                              Facsimile: 303.830.2818

          If to Teton:        Karl F. Arleth
                              Teton Petroleum Company
                              1600 Broadway, Suite 2400
                              Denver, Colorado 80202
                              Facsimile:  303.542.1817

          Any Party may, by written notice so delivered to the other, change the address to which delivery will thereafter be made.

          11.2  Expenses.  Each Party will be solely  responsible  for all costs that it  incurs  in  connection  with  this  Agreement  and the  activities contemplated  herein,  with no right to recovery or  contribution  from any other Party.

          11.3 Entire  Agreement.  This Agreement  embodies the entire agreement between the Parties  with respect to the subject  matter of this  Agreement
     (superseding  all  prior  agreements,   arrangements,   understandings  and
     solicitations  of interest or offers  related to the subject matter of this
     Agreement,  including the letter of intent  executed on December 17, 2004), and may be supplemented,  altered,  amended, modified or revoked by writing only, signed by all of the Parties to this Agreement.  The headings in this
     Agreement are for  convenience  only and will have no  significance  in the interpretation of any term or provision of this Agreement.

          11.4  Governing Law. This Agreement will be governed and construed and enforced  in  accordance  with the laws of the State of  Colorado,  without regard to rules concerning conflicts of laws.

          11.5  Counterparts.  This  Agreement  may be executed in any number of counterparts,  and  each  and  every  counterpart  will be  deemed  for all purposes one agreement.

          11.6 Binding Effect; Assignment. All the terms, provisions, covenants, representations  and  conditions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties to this Agreement and their  respective  successors and assigns,  although this Agreement and the rights and obligations hereunder will not be assignable or delegable by any Party  without  the  prior  written  consent  of the  non-assigning  or non-delegating  Parties,  which may be withheld at the sole  discretion  of such Parties.  Notwithstanding  the foregoing,  Teton may assign all of its rights and obligations  under this Agreement to a wholly owned  subsidiary, without the need for any consent by ATEC/Apollo.

[Signatures appear on page 11]

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

APOLLO ENERGY, LLC                        ATEC ENERGY VENTURES, LLC

By: _________________________             By: _________________________
    Louis A. Oswald, III, Manager             Steven W. Weller, Manager

TETON PETROLEUM COMPANY

By:  _______________________________
     Karl F. Arleth, President

Appendix 1:   The Leases
Appendix 2:   Pending Acreage
Appendix 3:   AMI
Appendix 4:   Oil and Gas Lease Form
Appendix 5:   Assignment Form